UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  ☒                             Filed by a party other than the Registrant  ☐

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

DELPHI TECHNOLOGIES PLC

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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	(1)	Title of each class of securities to which transaction applies:
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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2020 (May 4, 2020)

DELPHI TECHNOLOGIES PLC

(Exact name of registrant as specified in its charter)

Jersey	001-38110	98-1367514
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Angel Court

10th Floor

London, EC2R 7HJ

United Kingdom

(Address of principal executive offices)

011-44-020-305-74300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of class	Ticker symbol(s)	Name of each exchange on which registered
Ordinary Shares. $0.01 par value per share	DLPH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐.

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐.

Item 1.01	Entry Into a Material Definitive Agreement.

Amendment to Credit Agreement

On May 4, 2020, Delphi Technologies PLC, a public limited company incorporated under the Laws of the Bailiwick of Jersey (the “Company”), entered into an Amendment No. 2 (the “Second Amendment”) to its Credit Agreement, dated as of September 7, 2017 as amended by a First Amendment dated February 10, 2020, among the Company, the Company’s wholly-owned subsidiary Delphi Powertrain Corporation, the lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Credit Agreement”). The Credit Agreement is described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 that was filed with the US Securities and Exchange Commission on February 13, 2020.

The Second Amendment amends the Credit Agreement to, among other things: (i) adjust the applicable interest rate margins for the Term Loan A Facility so that the applicable interest rate margins will increase or decrease from time to time between 2.00% and 2.75% per annum (for LIBOR loans) and between 1.00% and 1.75% per annum (for ABR Loans), in each case based upon changes to the Company’s corporate credit ratings; (ii) adjust the applicable interest rate margins for the Revolving Credit Facility so that the applicable interest rate margins will increase or decrease from time to time between 1.80% and 2.25% per annum (for LIBOR loans) and between 0.80% and 1.25% per annum (for ABR loans), in each case based upon changes to the Company’s corporate credit ratings; (iii) provide that in lieu of the Company maintaining a consolidated net leverage ratio, the Company must maintain a consolidated secured leverage ratio as of the last day of any fiscal quarter from March 31, 2020 through December 31, 2021 of not greater than 4.25 to 1.00 stepping down by 0.5 every quarter starting the quarter ending June 30, 2021; (iv) provide that the Company must maintain a consolidated net leverage ratio of 4.0 to 1.00 as of the last day of any fiscal quarter ending after December 31, 2021; and (v) include or revise certain definitions and certain customary representation, warranties and acknowledgments.

The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by the terms and conditions of the Second Amendment, a copy of which will be filed with the U.S. Securities and Exchange Commission as an exhibit to the Company’s Quarterly Report on Form 10-Q for the three months ending June 30, 2020.

Amendment and Consent Agreement

As previously disclosed, the Company, entered into a Transaction Agreement, dated January 28, 2020 (the “Transaction Agreement”), by and between the Company and BorgWarner Inc., a Delaware corporation (“BorgWarner”), pursuant to which BorgWarner, or one of its subsidiaries, will acquire the Company in an all-stock transaction (the “Transaction”). Also as previously disclosed, in response to the Company’s draw down on its full $500 million revolving credit facility on March 30, 2020 (the “Revolver Draw”), BorgWarner notified the Company of its assertion that the Company materially breached the Transaction Agreement as a result of effecting the Revolver Draw without BorgWarner’s prior written consent and also asserted that, if such alleged breach was not cured within 30 days of the Revolver Draw, BorgWarner would have the right to terminate the Transaction Agreement. The Company disputed BorgWarner’s breach assertion on the basis that, among other things, BorgWarner unreasonably withheld and conditioned its consent to the Revolver Draw, in material breach of the Transaction Agreement.

On May 6, 2020, the Company and BorgWarner resolved their breach dispute by entering into an Amendment and Consent Agreement (the “Amendment and Consent Agreement”) pursuant to which, among other things, BorgWarner consented to the Revolver Draw and certain other matters, subject to the terms and conditions contained in the Amendment and Consent Agreement. The Amendment and Consent Agreement also amends the Transaction Agreement to (a) reduce the exchange ratio at which each Company ordinary share will be exchanged from 0.4534 shares of BorgWarner common stock to 0.4307 shares of BorgWarner common stock and (b) include the following additional conditions to BorgWarner’s obligations to close the Transaction: (i) the Company has satisfied a specified net-debt-to-adjusted EBITDA ratio, and (ii) as of 11:59 p.m. (New York time) on the date immediately prior to the closing of the Transaction, the Company’s outstanding revolver borrowings do not exceed $225 million and, net of cash balances, the revolver borrowings do not exceed $115 million. Other than as set forth in the Amendment and Consent Agreement, no additional changes or waivers with respect to the Transaction Agreement and the obligations thereunder were made, granted or consented to by the Company and BorgWarner and the Transaction Agreement remains in full force and effect in all respects. The Transaction is expected to close in the second half of 2020.

The foregoing description of the Amendment and Consent Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Amendment and Consent Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

On May 6, 2020, the Company and BorgWarner issued a joint press release announcing the execution of the Amendment and Consent Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

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Item 2.02 Results of Operations and Financial Condition.

On May 6, 2020, the Company issued a press release reporting its financial results for the first quarter ended March 31, 2020. A copy of the press release is attached as Exhibit 99.2 and is incorporated herein by reference. The press release and teleconference visual presentation are available on the Company’s website at delphi.com.

The information contained in this Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.2, is being furnished and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”), regardless of any general incorporation language in any such filings.

No Offer or Solicitation

This communication is being made in respect of the proposed Transaction. This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the proposed Transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. In particular, this communication is not an offer of securities for sale into the United States. No offer of securities shall be made in the United States absent registration under the Securities Act or pursuant to an exemption from, or in a transaction not subject to, such registration requirements. Any securities issued in the proposed Transaction are anticipated to be issued in reliance upon available exemptions from such registration requirements pursuant to Section 3(a)(10) of the Securities Act.

Participants in the Solicitation

The Company, BorgWarner and certain of their respective directors, executive officers and employees may be deemed “participants” in the solicitation of proxies from Company shareholders in respect of the proposed Transaction. Information regarding the foregoing persons, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in the preliminary proxy statement filed on Schedule 14A with the Securities and Exchange Commission (the “SEC”) on March 11, 2020 (the “preliminary proxy statement”) and will be set forth in a definitive proxy statement and any other relevant documents to be filed with the SEC. You can find information about the Company’s directors and executive officers in its Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended December 31, 2019 and its definitive proxy statement filed with the SEC on Schedule 14A on March 15, 2019. You can find information about BorgWarner’s directors and executive officers in its Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and its definitive proxy statement filed with the SEC on Schedule 14A on March 20, 2020.

Additional Information and Where to Find It

This communication may be deemed solicitation material in respect of the proposed Transaction. In connection with the proposed Transaction, the Company filed with the SEC the preliminary proxy statement, and the Company will file with the SEC and furnish to its shareholders a definitive proxy statement on Schedule 14A and other relevant documents. This communication does not constitute a solicitation of any vote or approval. Before making any voting decision, Company shareholders are urged to read the proxy statement and any other relevant documents filed or to be filed with the SEC in connection with the proposed Transaction or incorporated by reference in the proxy statement carefully and in their entirety when they become available because they contain or will contain important information about the proposed Transaction and the parties to the proposed Transaction.

Investors are able to obtain free of charge the preliminary proxy statement, the definitive proxy statement and other documents filed with the SEC (when available) at the SEC’s website at http://www.sec.gov. In addition, the preliminary proxy statement, the definitive proxy statement and the Company’s and BorgWarner’s respective annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to section 13(a) or 15(d) of the Exchange Act, as amended, are available free of charge through the Company’s and BorgWarner’s websites at www.delphi.com and www.borgwarner.com, respectively, as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC.

Notice Regarding Forward-Looking Statements

This communication may contain forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act that reflect, when made, the Company’s or BorgWarner’s respective current views with respect to future events, including the proposed Transaction, and financial performance or that are based on their respective management’s current outlook, expectations, estimates and projections, including with respect to the combined company following the proposed Transaction, if completed. Such forward-looking statements are subject to many risks, uncertainties and factors relating to the Company’s or BorgWarner’s respective operations and business environment, which may cause the actual results of the Company or BorgWarner to be materially different from those indicated in the forward-looking statements. All statements that address future operating, financial or business performance or the Company’s or BorgWarner’s respective strategies or expectations are forward-looking statements. In some cases,

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you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “could,” “designed,” “effect,” “evaluates,” “forecasts,” “goal,” “guidance,” “initiative,” “intends,” “pursue,” “seek,” “target,” “when,” “will,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” “outlook” or “continue,” the negatives thereof and other comparable terminology. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the possibility that the proposed Transaction will not be pursued; failure to obtain necessary shareholder approvals, regulatory approvals or required financing or to satisfy any of the other conditions to the proposed Transaction; adverse effects on the market price of Company ordinary shares or BorgWarner shares of common stock and on the Company’s or BorgWarner’s operating results because of a failure to complete the proposed Transaction; failure to realize the expected benefits of the proposed Transaction; failure to promptly and effectively integrate the Company’s businesses; negative effects relating to the announcement of the proposed Transaction or any further announcements relating to the proposed Transaction or the consummation of the proposed Transaction on the market price of Company ordinary shares or BorgWarner shares of common stock; significant transaction costs and/or unknown or inestimable liabilities; potential litigation associated with the proposed Transaction; general economic and business conditions that affect the combined company following the consummation of the proposed Transaction; changes in global, political, economic, business, competitive, market and regulatory forces; changes in tax laws, regulations, rates and policies; future business acquisitions or disposals; competitive developments; and the timing and occurrence (or non-occurrence) of other events or circumstances that may be beyond the Company’s or BorgWarner’s control.

For additional information about these and other factors, see the information under the caption “Risk Factors” in the Company’s most recent Annual Report on Form 10-K filed with the SEC and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” filed on February 13, 2020, and the information under the caption “Risk Factors” in BorgWarner’s most recent Annual Report on Form 10-K filed with the SEC and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” on February 13, 2020.

The Company’s and BorgWarner’s forward-looking statements speak only as of the date of this communication or as of the date they are made. The Company and BorgWarner each disclaim any intent or obligation to update or revise any “forward looking statement” made in this communication to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, except as may be required by law. All subsequent written and oral forward-looking statements attributable to the Company, BorgWarner or their respective directors, executive officers or any person acting on behalf of any of them are expressly qualified in their entirety by this paragraph.

General

The release, publication or distribution of this communication in or into certain jurisdictions may be restricted by the laws of those jurisdictions. Accordingly, copies of this communication and all other documents relating to the proposed Transaction are not being, and must not be, released, published, mailed or otherwise forwarded, distributed or sent in, into or from any such jurisdictions. Persons receiving such documents (including, without limitation, nominees, trustees and custodians) should observe these restrictions. Failure to do so may constitute a violation of the securities laws of any such jurisdiction. To the fullest extent permitted by applicable law, the companies involved in the proposed Transaction disclaim any responsibility or liability for the violations of any such restrictions by any person.

Any response in relation to the proposed Transaction should be made only on the basis of the information contained in the proxy statement and other relevant documents. Company shareholders are advised to read carefully the formal documentation in relation to the proposed Transaction once the proxy statement and other relevant documents have been dispatched.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Second Amendment set forth under Item 1.01 is incorporated into this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1	Amendment and Consent Agreement, dated May 6, 2020, by and between Delphi Technologies PLC and BorgWarner Inc.

99.1	Joint Press Release, dated May 6, 2020

99.2	Press Release, dated May 6, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 6, 2020	DELPHI TECHNOLOGIES PLC

	By:	/s/ James D. Harrington
James D. Harrington
Senior Vice President, General Counsel, Secretary and Chief Compliance Officer

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Exhibit 2.1

AMENDMENT AND CONSENT AGREEMENT

This AMENDMENT AND CONSENT AGREEMENT (this “Agreement”), dated as of May 6, 2020, with respect to the Transaction Agreement, dated as of January 28, 2020 (the “Transaction Agreement”), by and between BorgWarner Inc., a Delaware corporation (“BorgWarner”), and Delphi Technologies PLC, a public limited company incorporated under the laws of the Bailiwick of Jersey (“Delphi”), is hereby entered into by and between BorgWarner and Delphi. All capitalized terms used herein and not otherwise defined have the meanings ascribed to them in the Transaction Agreement.

RECITALS

WHEREAS, pursuant to Section 5.1(b)(xii) of the Transaction Agreement, Delphi and its Subsidiaries are prohibited, without BorgWarner’s consent (such consent not to be unreasonably withheld, conditioned or delayed), from incurring, assuming or guaranteeing any indebtedness for borrowed money, except for, among other things, borrowings under the Company Credit Agreement that do not exceed a balance of $5 million in the aggregate;

WHEREAS, in light of the Delphi board of directors’ concern around the general economic impacts associated with COVID-19 on Delphi’s business, Delphi has drawn $500 million of revolving borrowings under the Company Credit Agreement (the “Draw Down”);

WHEREAS, on March 30, 2020, BorgWarner provided written notice to Delphi that, among other things, asserted that Delphi breached the Transaction Agreement by effectuating the Draw Down without obtaining BorgWarner’s prior written consent, and Delphi provided written notice to BorgWarner that, among other things, disputed BorgWarner’s assertion of a breach by Delphi and asserted that BorgWarner breached the Transaction Agreement by unreasonably withholding and conditioning its consent to the Draw Down; and

WHEREAS, BorgWarner wishes to provide its written consent to the Draw Down in accordance with the terms and conditions contained herein, and BorgWarner and Delphi wish to amend the Transaction Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, BorgWarner and Delphi hereby agree as follows:

1.    CONSENT.

(a)    For all purposes under the Transaction Agreement, BorgWarner hereby consents to:

(i) the Draw Down; and

(ii) the deferral (not to exceed £7 million), for up to three months, of the quarterly contribution otherwise payable by June 19, 2020 to The Delphi Technologies Pension Scheme.

For the avoidance of doubt, the consent in clause (i) above has the same effect as if BorgWarner delivered such consent to Delphi prior to the Draw Down being effected and BorgWarner and Delphi each waive any and all claims of breach or purported rights arising from such Draw Down.

2.    AMENDMENTS TO TRANSACTION AGREEMENT.

(a)    Section 2.2(a) (Consideration) is hereby deleted and replaced with the following:

“(a)    Consideration. Subject to and in consideration for the transfer of the Company Ordinary Shares pursuant to Section 2.1, on the Closing Date, Buyer shall, under the Scheme of Arrangement and subject to the terms and conditions thereof and subject to Section 2.2(b), Section 2.3 and Section 2.7, for each Company Ordinary Share subject to the Scheme of Arrangement, issue 0.4307 (as may be adjusted pursuant to Section 2.2(b), the “Exchange Ratio”) of New Buyer Shares (the “Share Consideration”, and together with the Fractional Share Consideration, the “Consideration”) duly authorized, validly issued, and credited as fully paid, non-assessable and free from all Liens, in each case, to the relevant Company Shareholders.”

(b)    Section 6.3 (Conditions to Obligation of Buyer to Effect the Transaction) of the Transaction Agreement is hereby amended by adding a new clause (d) as follows:

“(d)    (i) (A) If the Closing occurs on or before September 30, 2020, the Leverage Ratio does not exceed 6.5 to 1.0 or (B) if the Closing occurs on October 1, 2020 or thereafter, the Leverage Ratio does not exceed 7.5 to 1.0, (ii) the Net Revolver Debt does not exceed a balance of $115,000,000, (iii) the Gross Revolver Debt does not exceed a balance of $225,000,000, and (iv) the Company shall have delivered to Buyer a certificate, dated the Closing Date and signed by its Chief Executive Officer or another senior officer of the Company, certifying compliance with clauses (i) through (iii) of this Section 6.3(d).”

(c)    Section 7.1(b)(i) of the Transaction Agreement is hereby deleted and replaced with the following:

“(i) if all of the conditions to Closing, other than the conditions set forth in Section 6.1(d), Section 6.1(e) or Section 6.1(f), shall have been satisfied or shall be capable of being satisfied at such time (provided, that the conditions set forth in Section 6.3(d) shall be excluded for purposes of determining whether all conditions have been satisfied or are capable of being satisfied), the End Date may be extended by either Party;”

(d)    Section 8.16 (Definitions) of the Transaction Agreement is hereby amended by adding the following terms:

“Closing EBITDA” means the Consolidated EBITDA of the Company and its Subsidiaries, determined on a consolidated basis and calculated by the Company in good faith for the twelve-month period ending on the last day of the most recent fiscal quarter ending at least 15 days prior to the Closing Date. With respect to the line items included in the definition of Consolidated EBITDA in this Agreement that correspond with the line items included in the definition of “Consolidated EBITDA” under the Company Credit Agreement, such line items will be calculated in good faith and in a manner consistent with the calculation of the corresponding line items in the definition of Consolidated EBITDA under the Company Credit Agreement (but without regard to any time limitations or dollar caps specified therein for such line items).

“Closing Net Debt” means Net Debt, determined as of 11:59 p.m. (New York time) on the day immediately prior to the Closing Date and calculated by the Company in good faith in a manner consistent with how the various components are calculated in the Company’s audited financial statements for the fiscal year ending December 31, 2019. For the avoidance of doubt, for purposes of calculating Closing Net Debt the amount of cash and cash equivalents shall not be reduced by advisor fees related to the Transaction that are to be paid on the Closing Date or other

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third-party expenses related to the Transaction that are customarily paid on the Closing Date; provided that if such fees and expenses exceed $40 million, for purposes of calculating Closing Net Debt the amount of cash and cash equivalents shall be reduced by the amount in excess of $40 million.

“Consolidated EBITDA” means, for any period, Operating Income for such period plus, without duplication and to the extent deducted in calculating Operating Income for such period, the following:

(i)    depreciation;

(ii)    amortization (including amortization of intangibles and goodwill);

(iii)    non-cash charges recorded in respect of purchase accounting or impairment of goodwill, intangibles or long-lived assets and non-cash exchange, translation or performance losses relating to any foreign currency hedging transactions or currency fluctuations except to the extent representing an accrual for future cash outlays;

(iv)    any unusual, non-recurring, extraordinary or restructuring expenses, losses or charges;

(v)    third-party and severance expenses arising directly from the closing or consolidation of facilities (including such expenses incurred with respect to the relocation of equipment in connection therewith);

(vi)    one-time, non-cash charges pursuant to SFAS 158;

(vii)    expenses for transitional contributions to defined contribution plans in excess of standard contributions and other payments to impacted employees, in each case, resulting from the freeze of future accruals for the U.K. defined benefit pension plans of the Company and its Subsidiaries, not to exceed $2 million per fiscal quarter;

(viii)    separation expenses associated with the Company’s spin-off from Delphi Automotive PLC; provided that, for the period from April 1, 2020 through December 31, 2020, such expenses shall not exceed $3 million in the aggregate; and

(ix)    third-party expenses incurred in connection with signing, negotiating, and closing the Transaction;

less, to the extent included in calculating Operating Income for such period, any unusual, non-recurring or extraordinary income or gains.

“Gross Revolver Debt” means the total amount of revolving borrowings outstanding under the Company Credit Agreement as of 11:59 p.m. (New York time) on the day immediately prior to the Closing Date.

“Leverage Ratio” means the ratio of (i) Closing Net Debt to (ii) Closing EBITDA.

“Net Debt” means, as of any time of determination, (i) the aggregate amount of outstanding indebtedness for borrowed money of the Company and its Subsidiaries, determined on a consolidated basis, as of such time (excluding, for the avoidance of doubt, any such indebtedness

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or guarantees among the Company and its Subsidiaries), less (ii) the aggregate amount of all cash and cash equivalents (including any Chinese bank notes for the benefit of the Company or its Subsidiaries, with an original maturity of 90 days or less) of the Company and its Subsidiaries as of such time.

“Net Revolver Debt” means (i) Gross Revolver Debt, less (ii) the aggregate amount of all cash and cash equivalents (including any Chinese bank notes for the benefit of the Company or its Subsidiaries with a maturity of 90 days or less) of the Company and its Subsidiaries, determined as of 11:59 p.m. (New York time) on the day immediately prior to the Closing Date. For the avoidance of doubt, for purposes of calculating Net Revolver Debt the amount of cash and cash equivalents shall not be reduced by advisor fees related to the Transaction that are to be paid on the Closing Date or other third-party expenses related to the Transaction that are customarily paid on the Closing Date; provided that if such fees and expenses exceed $40 million, for purposes of calculating Net Revolver Debt the amount of cash and cash equivalents shall be reduced by the amount in excess of $40 million.

“Operating Income” means the consolidated operating income (or loss) of the Company and its Subsidiaries, calculated in accordance with GAAP applied in a manner consistent with the calculation of operating income as set forth in the Company’s audited financial statements for the fiscal year ending December 31, 2019.

3.    REPRESENTATIONS AND WARRANTIES. Each Party represents and warrants to the other Party as of the date hereof that:

(a)    it has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the board of directors of such Party and no other corporate action on the part of such Party is necessary to authorize the execution and delivery by such Party of this Agreement and the consummation of the transactions contemplated hereby;

(b)    this Agreement has been duly and validly executed and delivered by such Party and, assuming that this Agreement has been duly authorized, executed and delivered by the other Party, this Agreement constitutes the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, except as such enforcement may be subject to the Enforceability Exceptions; and

(c)    after giving effect to this Agreement, such Party is not aware of any circumstance or event that such Party believes to constitute, as of the date of this Agreement, a material breach of the Transaction Agreement by the other Party.

4.    NO ADDITIONAL CHANGES. Other than as set forth in Section 1 and Section 2 of this Agreement, (a) no additional changes or waivers with respect to the Transaction Agreement and the obligations thereunder are hereby being made, granted or consented to by the Parties, and (b) the Transaction Agreement shall remain in full force and effect in all respects.

5.    EFFECTIVENESS. Subject, for the avoidance of doubt, to the last sentence of Section 1 of this Agreement, this Agreement shall be effective as of the date first written above.

6.    GOVERNING LAW. This Agreement shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the Laws of the State of

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Delaware (including with respect to any claim for damages pursuant to this Agreement, which calculation of damages will be determined in all respects in accordance with Laws of the State of Delaware) without regard to the conflicts of law principles thereof. Section 8.5 (Jurisdiction) and Section 8.6 (Waiver of Jury Trial) of the Transaction Agreement shall apply to this Agreement, mutatis mutandis.

7.    COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered (by telecopy, electronic delivery or otherwise) to the other Party. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document will have the same effect as physical delivery of the paper document bearing the original signature.

8.    MODIFICATIONS. This Agreement may only be modified in a writing signed by both Parties.

9.    SECTION HEADINGS. The headings of the sections and subsections of this Agreement are inserted for convenience only and shall be given no substantive or interpretive effect whatsoever.

[REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

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IN WITNESS WHEREOF, this Agreement is hereby executed and delivered on behalf of the undersigned as of the date first set forth above.

BORGWARNER INC.

By:	/s/ Tonit M. Calaway
Name:	Tonit M. Calaway
Title:	Executive Vice President, Chief Legal Officer and Secretary

[Signature Page – Amendment and Consent Agreement]

Acknowledged and agreed:

DELPHI TECHNOLOGIES PLC

By:	/s/ Richard Dauch
Name:	Richard Dauch
Title:	Chief Executive Officer

[Signature Page – Amendment and Consent Agreement]

Exhibit 99.1

News Release

BorgWarner and Delphi Technologies Enter Into Amendment to Transaction Agreement

Resolve Alleged Breach Dispute

Remain on Track to Close in Second Half of 2020

Auburn Hills, Michigan & London, UK, May 6, 2020 – BorgWarner Inc. (NYSE: BWA) and Delphi Technologies PLC (NYSE: DLPH) today announced that the companies have amended certain terms of the definitive transaction agreement they originally entered into on January 28, 2020 under which BorgWarner will acquire Delphi Technologies in an all-stock transaction. The amendment represents a resolution to BorgWarner’s previously stated assertion that Delphi Technologies materially breached the definitive transaction agreement by drawing down on its full $500 million revolving credit facility, which Delphi Technologies disputed on the basis that BorgWarner unreasonably withheld and conditioned its consent.

Under the terms of the amendment, which has been approved by the boards of directors of both companies, BorgWarner consents to Delphi Technologies’ recent draw down of its revolver. The amended transaction agreement also provides for new closing conditions requiring that, at the time of the transaction closing, the total amount of Delphi Technologies’ outstanding revolver borrowings do not exceed $225 million, and net of its cash balances, do not exceed $115 million, and its net debt-to-adjusted EBITDA ratio does not exceed a specified threshold. As part of resolving the dispute, the parties have also agreed to a revised exchange ratio pursuant to which Delphi Technologies’ shareholders will receive 0.4307 shares of BorgWarner common stock for each Delphi Technologies share. This represents a 5% reduction in the exchange ratio relative to the exchange ratio contained in the original agreement. In accordance with the amended terms, current BorgWarner and Delphi Technologies shareholders would own approximately 85% and 15%, respectively, of the outstanding shares of the combined company following completion of the transaction. All other terms and conditions of the original definitive transaction agreement remain substantially the same.

BorgWarner does not believe the revised exchange ratio or the potential for additional indebtedness at Delphi Technologies at the closing materially alters its views on the expected leverage ratio or the financial outlook of the combined company. BorgWarner intends to provide an update on the overall financial profile and outlook for the combined company at or around the time of closing.

The integration planning teams continue to work diligently toward the closing of the transaction, which is expected to occur in the second half of 2020, subject to the approval by Delphi Technologies’ shareholders, receipt of required regulatory approvals and satisfaction or waiver of other closing conditions.

Advisors

BofA Securities and Rockefeller Financial LLC acted as financial advisors to BorgWarner, and Simpson Thacher & Bartlett LLP acted as its legal advisor. Goldman Sachs International acted as financial advisor to Delphi Technologies, and Kirkland & Ellis LLP acted as its legal advisor.

About BorgWarner

BorgWarner Inc. (NYSE: BWA) is a global product leader in clean and efficient technology solutions for combustion, hybrid and electric vehicles. With manufacturing and technical facilities in 67 locations in 19 countries, the company employs approximately 29,000 worldwide. For more information, please visit borgwarner.com.

About Delphi Technologies

Delphi Technologies is a global provider of propulsion technologies that make vehicles drive cleaner, better and further. It offers pioneering solutions for internal combustion engine, hybrid and electric passenger cars and commercial vehicles. Delphi Technologies builds on its Original Equipment expertise to provide leading service solutions for the aftermarket. Headquartered in London (UK), the company operates technical centers, manufacturing sites, customer support service centers in 24 countries and employs more than 21,000 people around the world. Visit www.delphi.com to learn more.

No Offer or Solicitation

This communication is being made in respect of the proposed acquisition of Delphi Technologies by BorgWarner. This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. In particular, this communication is not an offer of securities for sale into the United States. No offer of securities shall be made in the United States absent registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or pursuant to an exemption from, or in a transaction not subject to, such registration requirements. Any securities issued in the proposed transaction are anticipated to be issued in reliance upon available exemptions from such registration requirements pursuant to Section 3(a)(10) of the Securities Act.

Participants in the Solicitation

Delphi Technologies, BorgWarner and certain of their respective directors, executive officers and employees may be deemed “participants” in the solicitation of proxies from Delphi Technologies shareholders in respect of the proposed transaction. Information regarding the foregoing persons, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in the preliminary proxy statement filed on Schedule 14A with the Securities and Exchange Commission (the “SEC”) on March 11, 2020 (the “preliminary proxy statement”) and will be set forth in a definitive proxy statement and any other relevant documents to be filed with the SEC. You can find information about Delphi Technologies’ directors and executive officers in its Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended December 31, 2019 and its definitive proxy statement filed with the SEC on Schedule 14A on March 15, 2019. You can find information about BorgWarner’s directors and executive officers in its Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and its definitive proxy statement filed with the SEC on Schedule 14A on March 20, 2020.

borgwarner.com

Additional Information and Where to Find It

This communication may be deemed solicitation material in respect of the proposed transaction. In connection with the proposed transaction, Delphi Technologies filed with the SEC the preliminary proxy statement, and Delphi Technologies will file with the SEC and furnish to its shareholders a definitive proxy statement on Schedule 14A and other relevant documents. This communication does not constitute a solicitation of any vote or approval. Before making any voting decision, Delphi Technologies’ shareholders are urged to read the proxy statement and any other relevant documents filed or to be filed with the SEC in connection with the proposed transaction or incorporated by reference in the proxy statement carefully and in their entirety when they become available because they contain or will contain important information about the proposed transaction and the parties to the proposed transaction.

Investors are able to obtain free of charge the preliminary proxy statement, the definitive proxy statement and other documents filed with the SEC (when available) at the SEC’s website at http://www.sec.gov. In addition, the preliminary proxy statement, the definitive proxy statement and Delphi Technologies’ and BorgWarner’s respective annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to section 13(a) or 15(d) of the U.S. Securities Exchange Act of 1934, as amended, are available free of charge through Delphi Technologies’ and BorgWarner’s websites at www.delphi.com and www.borgwarner.com, respectively, as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC.

Notice Regarding Forward-Looking Statements

This communication may contain forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act that reflect, when made, Delphi Technologies’ or BorgWarner’s respective current views with respect to future events, including the proposed transaction, and financial performance or that are based on their respective management’s current outlook, expectations, estimates and projections, including with respect to the combined company following the proposed transaction, if completed. Such forward-looking statements are subject to many risks, uncertainties and factors relating to Delphi Technologies’ or BorgWarner’s respective operations and business environment, which may cause the actual results of Delphi Technologies or BorgWarner to be materially different from those indicated in the forward-looking statements. All statements that address future operating, financial or business performance or Delphi Technologies’ or BorgWarner’s respective strategies or expectations are forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “could,” “designed,” “effect,” “evaluates,” “forecasts,” “goal,” “guidance,” “initiative,” “intends,” “pursue,” “seek,” “target,” “when,” “will,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” “outlook” or “continue,” the negatives thereof and other comparable terminology. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the possibility that the proposed transaction will not be pursued; failure to obtain necessary shareholder approvals, regulatory approvals or required financing or to satisfy any of the other conditions to the proposed transaction; adverse effects on the market price of Delphi Technologies’ ordinary shares or BorgWarner’s shares of common stock and on Delphi Technologies’ or BorgWarner’s operating results because of a failure to complete the proposed transaction; failure to realize the expected benefits of the proposed transaction; failure to promptly and effectively integrate Delphi Technologies’ businesses; negative effects relating to the announcement of the proposed transaction or any further announcements relating to the proposed transaction or the consummation of the proposed transaction on the market price of Delphi Technologies’ ordinary shares or BorgWarner’s shares of common stock; significant transaction costs and/or unknown or inestimable liabilities; potential litigation associated with the proposed transaction; general economic and business conditions that affect the combined company following the consummation of the proposed transaction; changes in global, political, economic, business, competitive, market and regulatory forces; changes in tax laws, regulations, rates and policies; future business acquisitions or disposals; competitive developments; and the timing and occurrence (or non-occurrence) of other events or circumstances that may be beyond Delphi Technologies’ or BorgWarner’s control.

borgwarner.com

For additional information about these and other factors, see the information under the caption “Risk Factors” in Delphi Technologies’ most recent Annual Report on Form 10-K filed with the SEC and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” filed on February 13, 2020, and the information under the caption “Risk Factors” in BorgWarner’s most recent Annual Report on Form 10-K filed with the SEC and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” on February 13, 2020.

Delphi Technologies’ and BorgWarner’s forward-looking statements speak only as of the date of this communication or as of the date they are made. Delphi Technologies and BorgWarner each disclaim any intent or obligation to update or revise any “forward looking statement” made in this communication to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, except as may be required by law. All subsequent written and oral forward-looking statements attributable to Delphi Technologies, BorgWarner or their respective directors, executive officers or any person acting on behalf of any of them are expressly qualified in their entirety by this paragraph.

General

The release, publication or distribution of this communication in or into certain jurisdictions may be restricted by the laws of those jurisdictions. Accordingly, copies of this communication and all other documents relating to the proposed transaction are not being, and must not be, released, published, mailed or otherwise forwarded, distributed or sent in, into or from any such jurisdictions. Persons receiving such documents (including, without limitation, nominees, trustees and custodians) should observe these restrictions. Failure to do so may constitute a violation of the securities laws of any such jurisdiction. To the fullest extent permitted by applicable law, the companies involved in the proposed transaction disclaim any responsibility or liability for the violations of any such restrictions by any person.

Any response in relation to the proposed transaction should be made only on the basis of the information contained in the proxy statement and other relevant documents. Delphi Technologies shareholders are advised to read carefully the formal documentation in relation to the proposed transaction once the proxy statement and other relevant documents have been dispatched.

CONTACTS

BorgWarner

IR contact:

Patrick Nolan

Phone: +1 248-754-0884

Email: ir@borgwarner.com

PR contact:

Michelle Collins

Phone: +1 248-754-0449

Email: mediacontact@borgwarner.com

borgwarner.com

Delphi Technologies

IR contact:

Sherief Bakr

Phone: +44 7557 895 781

Email: sherief.bakr@delphi.com

PR contact:

Kristen Kinley (Global/ Americas)

Phone: +1 248 535-3930

Email: kristen.kinley@delphi.com

borgwarner.com

Exhibit 99.2

Delphi Technologies reports first quarter results

•	Revenue significantly outperformed the market in Q1

•	Structural cost reduction initiatives ahead of schedule

•	Strengthened liquidity position, with Q1 ending cash balance of $611 million

•	Announced amended transaction agreement with BorgWarner; remain on track to close in second half of 2020

LONDON, May 6, 2020 - Delphi Technologies PLC (NYSE: DLPH) (“Delphi Technologies” or the “Company”) today announced financial results for its first quarter 2020.

Q1 2020 results

	Revenue		Operating Income		Operating Income Margin		Net Income per Share - Diluted	Cash From Operations
GAAP	$945	M	$(20	) M	(2.1)%		$(0.66)	$31 M
vs. Q1 2019	(18)%		(136)%		(690	) pts	(467)%	$10 M

	Adj. Revenue Growth		Adj. Operating Income		Adj. Operating Income Margin		Adj. Net Income per Share - Diluted
Non-GAAP	N/A		$40	M	4.2%		$0.22
vs. Q1 2019	(16)%		(54)%		(340	) pts	(67)%

Q1 2020

•

Revenue of $945 million decreased 18% percent from Q1 2019. Adjusting for currency exchange, revenue decreased 16%. The decline was primarily due to lower global production and the closure of customer production sites related to COVID-19 and the downward trend in passenger car diesel fuel injection systems in Europe, partially offset by solid growth in advanced gasoline direct injection fuel systems.

•

On a regional basis, adjusted revenue reflects decreases of 20% in Europe, 23% in North America, and 15% in South America, partially offset by an increase of 6% in Asia Pacific, including an increase of 12% in China.

•

Operating loss was $20 million, compared to operating income of $55 million in the prior year period. Adjusted operating income was $40 million, compared to $87 million in the prior year period. The decline was primarily due to lower volumes and unfavorable product mix, most notably between higher margin passenger car diesel fuel injection systems and lower margin advanced gasoline direct injection fuel systems, offset by structural cost reductions.

•	Quarterly earnings per diluted share of $(0.66), compared to $0.18 in the prior year period. Excluding special items, earnings per diluted share was $0.22, compared to $0.67 in the prior year period.

•

Cash flow from operating activities was $31 million, compared to $21 million in the prior year period. The year-on-year increase is primarily due to changes in working capital inflow, offset by the decrease in net income.

•	Cash balance of $611 million as of March 31, 2020, including $500 million of unused amounts drawn on the Company’s Revolving Credit Facility.

CEO comments

“In the face of unprecedented uncertainty and a significant decline in global production, I am pleased with our strong revenue outgrowth and cash flow performance in Q1. During the COVID-19 pandemic, our focus has and continues to be on the safety of our people, customers and suppliers and on adhering to government directives, while taking the necessary actions to navigate the significant shorter-term impacts to our industry. Our restructuring initiatives and footprint consolidation plans are ahead of schedule, allowing us to accelerate our cost savings and preserve cash” said Richard F. Dauch, Chief Executive Officer of Delphi Technologies.

“We are pleased to be proceeding with the transaction with BorgWarner which we continue to believe delivers clear benefits to all Delphi Technologies stakeholders, particularly in light of the current market and macroeconomic environment. The combination will create a company uniquely equipped to serve both OEM and aftermarket customers. Together we will be able to address market trends toward electrification while satisfying the ongoing demand for clean, efficient, combustion technologies.”

Amended Transaction Agreement with BorgWarner

BorgWarner Inc. (NYSE: BWA) and Delphi Technologies today announced that the companies have amended certain terms of the definitive transaction agreement they originally entered into on January 28, 2020 under which BorgWarner will acquire Delphi Technologies in an all-stock transaction. The amendment represents a resolution to BorgWarner’s previously stated assertion that Delphi Technologies materially breached the definitive transaction agreement by drawing down on its full $500 million Revolving Credit Facility without BorgWarner’s consent, which Delphi Technologies disputed on the basis that BorgWarner unreasonably withheld and conditioned its consent.

Under the terms of the amendment, which has been approved by the boards of directors of both companies. BorgWarner consents to Delphi Technologies’ recent draw down of its revolver. The amended transaction agreement also provides for new closing conditions requiring that, at the time of the transaction closing, the total amount of Delphi Technologies’ outstanding revolver borrowings does not exceed $225 million, and net of its cash balances, does not exceed $115 million, and its net debt-to-adjusted EBITDA ratio does not exceed a specified threshold. As part of resolving the dispute, the parties have also agreed to a revised exchange ratio pursuant to which Delphi Technologies’ shareholders will receive 0.4307 shares of BorgWarner common stock for each Delphi Technologies share. This represents a 5% reduction in the exchange ratio relative to the exchange ratio contained in the original agreement. In accordance with the amended terms, current BorgWarner and Delphi Technologies shareholders would own approximately 85% and 15%, respectively, of the outstanding shares of the combined company following completion of the transaction. All other terms and conditions of the original transaction agreement remain substantially the same.

The integration planning teams continue to work diligently toward the closing of the transaction, which is expected to occur in the second half of 2020, subject to approval by Delphi Technologies’ shareholders, receipt of required regulatory approvals and satisfaction or waiver of other closing conditions.

Amendment to Credit Agreement

Delphi Technologies also announced today that it had amended its existing Credit Agreement given the impact of COVID-19 on the global automotive industry. The Company believes that the amendments significantly enhance its financial flexibility to manage through the unprecedented market disruption caused by the pandemic. With the support of its lending group, the amendments include changes to the definition of the Company’s net leverage ratio as well as increasing the maximum permitted leverage ratio. For more details, please refer to the Company’s Form 8-K, dated May 6, 2020, filed with the Securities and Exchange Commission (the “SEC”).

Use of non-GAAP financial information

This press release contains information about Delphi Technologies’ financial results which are not presented in accordance with U.S. GAAP. Specifically, Adjusted Operating Income, Adjusted Net Income, Adjusted Net Income per Share and the Adjusted Effective Tax Rate are non-GAAP financial measures. Adjusted Operating Income represents net income before interest expense, other income (expense), net, income tax expense, equity income, net of tax, restructuring, separation and transformation costs, asset impairments, pension charges and Transaction related costs. Adjusted Operating Income margin is defined as Adjusted Operating Income as a percentage of net sales.

Adjusted Net Income represents net income attributable to Delphi Technologies before restructuring and other special items, including the tax impact thereon. Adjusted Net Income per Share represents Adjusted Net Income divided by the weighted average number of diluted shares outstanding for the period. Adjusted Effective Tax Rate represents income tax expense less the income tax related to the adjustments noted above for Adjusted Net Income, divided by income before income taxes less adjustments.

In addition, this press release contains information about the Company’s adjusted revenue, which is presented on a constant currency basis. The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates that occurred between the comparative periods. Constant currency net sales results are calculated by translating current period net sales in local currency to the U.S. dollar amount by using the currency conversion rate for the prior comparative period. The Company consistently applies this approach to net sales for all countries where the functional currency is not the U.S. dollar. The Company believes that this presentation provides useful supplemental information regarding changes in our revenue that were not due to fluctuations in currency exchange rates and such information is consistent with how the Company assesses changes in its revenue between comparative periods.

Management believes the non-GAAP financial measures used in this press release are useful to both management and investors in their analysis of the Company’s financial position, results of operations and liquidity. In particular, management believes Adjusted Operating Income, Adjusted Net Income and Adjusted Net Income per Share are useful measures in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding U.S. GAAP measure, provide improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and that may obscure underlying business results and trends. Management also uses these non-GAAP financial measures for internal planning and forecasting purposes.

Such non-GAAP financial measures are reconciled to the most directly comparable U.S. GAAP financial measures in the attached supplemental schedules at the end of this press release. Non-GAAP measures should not be considered in isolation or as a substitute for the Company’s reported results prepared in accordance with U.S. GAAP and, as calculated, may not be comparable to other similarly titled measures of other companies.

Forward-looking statements

This press release, as well as other statements made by Delphi Technologies PLC, contain forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act that reflect, when made, the Company’s current views with respect to future events, including the proposed acquisition of the Company by BorgWarner (the “proposed transaction or the “Transaction”) and financial performance, or that are based on its management’s current outlook, expectations, estimates and projections, including with respect to the combined company following the proposed transaction, if completed. Such forward-looking statements are subject to many risks, uncertainties and factors relating to the Company’s operations and business environment, which may cause the actual results of the Company to be materially different from any future results. All statements that address future operating, financial or business performance or the Company’s strategies or expectations are forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” “outlook” or “continue,” the negatives thereof and other comparable terminology. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the severity, magnitude and duration of the COVID-19 pandemic, including impacts of the pandemic and of businesses’ and governments’ responses to the pandemic on our operations and personnel, and on commercial activity and demand across our and our customers’ businesses, and on global supply chains; uncertainties around the extent to which the COVID-19 pandemic and related impacts will continue to adversely impact our financial condition and results of operations; global and regional economic conditions, including conditions affecting the credit market and those resulting from the United Kingdom referendum held on June 23, 2016 in which voters approved an exit from the European Union, commonly referred to as “Brexit”; risks inherent in operating as a global company, such as, fluctuations in interest rates and foreign currency exchange rates and economic, political and trade conditions around the world; the cyclical nature of automotive sales and production; the potential disruptions in the supply of and changes in the competitive environment for raw material integral to the Company’s products; the Company’s ability to maintain contracts that are critical to its operations; potential changes to beneficial free trade laws and regulations such as the North American Free Trade Agreement; the ability of the Company to achieve the intended benefits from its separation from its former parent or from acquisitions the Company may make; the ability of the Company to attract, motivate and/or retain key executives; the ability of the Company to avoid or continue to operate during a strike, or partial work stoppage or slow down by any of its unionized employees or those of its principal customers; the ability of the Company to attract and retain customers; changes in the costs of raw materials; the Company’s indebtedness, including the amount thereof and capital availability and cost; the cost and outcome of any claims, legal proceedings or investigations; the failure or breach of information technology systems; severe weather conditions and natural disasters and any resultant disruptions on the supply or production of goods or services or customer demands; acts of war and/or terrorism, as well as the impact of actions taken by governments as a result of further acts or threats of terrorism; the possibility that the proposed transaction will not be pursued; failure to obtain necessary regulatory approvals or required financing or to satisfy any of the other conditions to the proposed transaction; adverse effects on the market price of the Company’s ordinary shares or BorgWarner’s shares of common stock and on the Company’s or BorgWarner’s operating results because of a failure to complete the proposed transaction; failure to realize the expected benefits of the proposed transaction; failure to promptly and effectively integrate the Company’s businesses; negative effects relating to the announcement of the proposed transaction or any further announcements relating to the proposed transaction or the consummation of the proposed transaction on the market price of the Company’s ordinary shares or BorgWarner’s shares of common stock; significant transaction costs and/or unknown or inestimable liabilities; potential litigation associated with the proposed transaction; general economic and business conditions that affect the combined company following the consummation of the proposed transaction; changes in global, political, economic, business, competitive, market and regulatory forces; changes in tax laws, regulations, rates and policies; future business acquisitions or disposals; competitive developments; and the timing and occurrence (or non-occurrence) of other events or circumstances that may be beyond the Company’s control. Additional factors are discussed under the captions “Forward-Looking Statements”, “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s filings with the SEC. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect the Company. It should be remembered that the price of the ordinary shares and any income from them can go down as well as up. The Company’s forward-looking statements speak only as of the date of this communication or as of the date they are made. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise, except as may be required by law. All subsequent written and oral forward-looking statements attributable to the Company or its directors, executive officers or any person acting on behalf of any of them are expressly qualified in their entirety by this paragraph.

No offer or solicitation

This press release contains information about the Company’s financial results and proposed transaction. This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. In particular, this communication is not an offer of securities for sale into the United States. No offer of securities shall be made in the United States absent registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or pursuant to an exemption from, or in a transaction not subject to, such registration requirements. Any securities issued in the proposed transaction are anticipated to be issued in reliance upon available exemptions from such registration requirements pursuant to Section 3(a)(10) of the Securities Act.

Participants in the solicitation

The Company, BorgWarner and certain of their respective directors, executive officers and employees may be deemed “participants” in the solicitation of proxies from the Company’s shareholders in respect of the proposed transaction. Information regarding the foregoing persons, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in the preliminary proxy statement filed on Schedule 14A with the SEC on March 11, 2020 (the “preliminary proxy statement”) and will be set forth in a definitive proxy statement and any other relevant documents to be filed with the SEC. You can find information about the Company’s directors and executive officers in its Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended December 31, 2019 and its definitive proxy statement filed with the SEC on Schedule 14A on March 15, 2019. You can find information about BorgWarner’s directors and executive officers in its Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and its definitive proxy statement filed with the SEC on Schedule 14A on March 20, 2020.

Additional information and where to find it

This communication may be deemed solicitation material in respect of the proposed transaction. In connection with the proposed transaction, the Company filed with the SEC the preliminary proxy statement and the Company will file with the SEC and furnish to its shareholders a definitive proxy statement on Schedule 14A and other relevant documents. This communication does not constitute a solicitation of any vote or approval. Before making any voting decision, the Company’s shareholders are urged to read the proxy statement and any other relevant documents filed or to be filed with the SEC in connection with the proposed transaction or incorporated by reference in the proxy statement carefully and in their entirety when they become available because they contain or will contain important information about the proposed transaction and the parties to the proposed transaction.

Investors are able to obtain free of charge the preliminary proxy statement, the definitive proxy statement and other documents filed with the SEC (when available) at the SEC’s website at http://www.sec.gov. In addition, the preliminary proxy statement, the definitive proxy statement and the Company’s and BorgWarner’s respective annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to section 13(a) or 15(d) of the U.S. Securities Exchange Act of 1934, as amended, are available free of charge through the Company’s and BorgWarner’s websites at www.delphi.com and www.borgwarner.com, respectively, as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC.

General

The release, publication or distribution of this communication in or into certain jurisdictions may be restricted by the laws of those jurisdictions. Accordingly, copies of this communication and all other documents relating to the proposed transaction are not being, and must not be, released, published, mailed or otherwise forwarded, distributed or sent in, into or from any such jurisdictions. Persons receiving such documents (including, without limitation, nominees, trustees and custodians) should observe these restrictions. Failure to do so may constitute a violation of the securities laws of any such jurisdiction. To the fullest extent permitted by applicable law, the companies involved in the proposed transaction disclaim any responsibility or liability for the violations of any such restrictions by any person.

Any response in relation to the proposed transaction should be made only on the basis of the information contained in the proxy statement and other relevant documents. Company shareholders are advised to read carefully the formal documentation in relation to the proposed transaction once the proxy statement and other relevant documents have been dispatched.

About Delphi Technologies

Delphi Technologies is a global provider of propulsion technologies that make vehicles drive cleaner, better and further. It offers pioneering solutions for internal combustion engine, hybrid and electric passenger cars and commercial vehicles. Delphi Technologies builds on its Original Equipment expertise to provide leading service solutions for the aftermarket. Headquartered in London (UK), the company operates technical centers, manufacturing sites, customer support service centers in 24 countries and employs more than 21,000 people around the world. Visit www.delphi.com to learn more.

Contacts

Investor Relations contact:

Sherief Bakr

sherief.bakr@delphi.com

+44 203 057 4241

Corporate:

Anna Mitchell (Global/UK)

anna.mitchell@delphi.com

+44 7919 293 056

Kristen Kinley (Global/Americas)

kristen.kinley@delphi.com

+1 248 535 3930

#                #                 #

DELPHI TECHNOLOGIES PLC

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended March 31,
	2020	2019
	(in millions, except per share amounts)
Net sales	$945	$1,151
Operating expenses:
Cost of sales	824	983
Selling, general and administrative	95	104
Amortization	3	6
Restructuring	43	3

Total operating expenses	965	1,096

Operating (loss) income	(20)	55
Interest expense	(16)	(18)
Other income (expense), net	2	(12)

(Loss) income before income taxes and equity income	(34)	25
Income tax expense	(20)	(8)

(Loss) income before equity income	(54)	17
Equity income, net of tax	—	2

Net (loss) income	(54)	19
Net income attributable to noncontrolling interest	3	3

Net (loss) income attributable to Delphi Technologies	$(57)	$16

Net income per share attributable to Delphi Technologies:
Basic	$(0.66)	$0.18
Diluted	$(0.66)	$0.18
Weighted average ordinary shares outstanding:
Basic	86.17	88.45
Diluted	86.28	88.55

DELPHI TECHNOLOGIES PLC

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2020 (Unaudited)	December 31, 2019
	(in millions)
ASSETS
Current assets:
Cash and cash equivalents	$611	$191
Accounts receivable, net	777	821
Inventories, net	450	447
Other current assets	160	189

Total current assets	1,998	1,648
Long-term assets:
Property, net	1,478	1,509
Investments in affiliates	41	42
Intangible assets, net	48	53
Goodwill	6	7
Deferred income taxes	260	269
Other long-term assets	233	219

Total long-term assets	2,066	2,099

Total assets	$4,064	$3,747

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$49	$40
Accounts payable	672	717
Accrued liabilities	475	466

Total current liabilities	1,196	1,223
Long-term liabilities:
Long-term debt	1,935	1,455
Pension and other postretirement benefit obligations	372	404
Other long-term liabilities	195	210

Total long-term liabilities	2,502	2,069

Total liabilities	3,698	3,292

Total Delphi Technologies shareholders’ equity	233	315
Noncontrolling interest	133	140

Total shareholders’ equity	366	455

Total liabilities and shareholders’ equity	$4,064	$3,747

DELPHI TECHNOLOGIES PLC

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended March 31,
	2020	2019
	(in millions)
Cash flows from operating activities:
Net (loss) income	$(54)	$19
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	57	51
Impairment of assets	3	3
Restructuring expense, net of cash paid	10	(6)
Deferred income taxes	(1)	(3)
Pension and other postretirement benefit expenses	—	21
Income from equity method investments	—	(2)
Other, net	4	4
Changes in operating assets and liabilities:
Accounts receivable, net	44	(36)
Inventories, net	(3)	(28)
Accounts payable	(14)	(6)
Other, net	(5)	18
Pension contributions	(10)	(14)

Net cash provided by operating activities	31	21

Cash flows from investing activities:
Capital expenditures	(85)	(131)
Proceeds from sale of property	2	2
Dividends from equity method investment	1	—
Cost of technology investments	(1)	—
Settlement of undesignated derivatives	(1)	(2)

Net cash used in investing activities	(84)	(131)

Cash flows from financing activities:
Net repayments under other short-term debt agreements	(2)	—
Repayments under long-term debt agreements	(9)	(9)
Net borrowings under revolving credit facility	500	—
Dividend payments of consolidated affiliates to minority shareholders	(8)	(8)
Repurchase of ordinary shares	—	(14)
Taxes withheld and paid on employees’ restricted share awards	(1)	(1)
Fees associated with amendments to long-term debt agreements	(3)	—

Net cash provided by (used in) financing activities	477	(32)

Effect of exchange rate fluctuations on cash, cash equivalents and restricted cash	(4)	—

Increase (decrease) in cash, cash equivalents and restricted cash	420	(142)
Cash, cash equivalents and restricted cash at beginning of period	191	360

Cash, cash equivalents and restricted cash at end of period	$611	$218

DELPHI TECHNOLOGIES PLC

FOOTNOTES

(Unaudited)

1. Segment Summary

	Three Months Ended March 31,
	2020	2019	%
	(in millions)
Net Sales
Fuel Injection Systems	$393	$454	(13)%
Powertrain Products	261	327	(20)%
Electrification & Electronics	178	243	(27)%
Aftermarket	174	193	(10)%
Corporate Costs and Other (a)	(61)	(66)	(8)%

Net Sales	$945	$1,151

Adjusted Operating Income
Fuel Injection Systems	$18	$23	(22)%
Powertrain Products	35	61	(43)%
Electrification & Electronics	1	17	(94)%
Aftermarket	15	15	—%
Corporate Costs and Other (a)	(29)	(29)	—%

Adjusted Operating Income	$40	$87

(a)

Corporate costs and Other includes corporate related expenses not allocated to operating segments, which primarily includes executive administration, corporate finance, legal, human resources, supply chain management and information technology. This row also includes the elimination of inter-segment transactions.

2. Weighted Average Number of Diluted Shares Outstanding

The following table illustrates the weighted average shares outstanding used in calculating basic and diluted net income per share attributable to Delphi Technologies for the three months ended March 31, 2020 and 2019:

	Three Months Ended March 31,
	2020	2019
	(in millions, except per share data)
Weighted average ordinary shares outstanding, basic	86.17	88.45
Dilutive shares related to RSUs	0.11	0.10

Weighted average ordinary shares outstanding, including dilutive shares	86.28	88.55
Net income per share attributable to Delphi Technologies:
Basic	$(0.66)	$0.18
Diluted	$(0.66)	$0.18

DELPHI TECHNOLOGIES PLC

RECONCILIATION OF NON-GAAP MEASURES

(Unaudited)

In this press release the Company has provided information regarding certain non-GAAP financial measures, including “Adjusted Operating Income,” “Adjusted Net Income” and “Adjusted Net Income per Share.” Such non-GAAP financial measures are reconciled to their closest GAAP financial measure in the following schedules.

Adjusted Operating Income: Adjusted Operating Income is presented as a supplemental measure of the Company’s financial performance which management believes is useful to investors in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding U.S. GAAP measure, provides improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and which may obscure underlying business results and trends. Our management utilizes Adjusted Operating Income in its financial decision making process, to evaluate performance of the Company and for internal reporting, planning and forecasting purposes. Management also utilizes Adjusted Operating Income as the key performance measure of segment income or loss and for planning and forecasting purposes to allocate resources to our segments, as management also believes this measure is most reflective of the operational profitability or loss of our operating segments. Adjusted Operating Income is defined as net income before interest expense, other income, net, income tax expense, equity income, net of tax, restructuring, separation and transformation costs, asset impairments, pension charges and Transaction related costs. Not all companies use identical calculations of Adjusted Operating Income, therefore this presentation may not be comparable to other similarly titled measures of other companies.

Consolidated Adjusted Operating Income

	Three Months Ended March 31,
	2020		2019
	($ in millions)
	$	Margin	$	Margin
Net (loss) income attributable to Delphi Technologies	$(57)		$16
Net income attributable to noncontrolling interest	3		3

Net (loss) income	(54)		19
Equity income, net of tax	—		(2)
Income tax expense	20		8
Other (income) expense, net	(2)		12
Interest expense	16		18

Operating (loss) income	(20)	(2.1)%	55	4.8%

Restructuring	43		3
Separation and transformation costs (1)	3		18
Transaction related costs (2)	12		—
Asset impairments	—		3
Pension charges (3)	2		8

Adjusted operating income	$40	4.2%	$87	7.6%

(1)

Separation and transformation costs include one-time incremental expenses associated with becoming a stand-alone publicly-traded company and costs and income associated with the transformation of our global technical center footprint.

(2)	Transaction related costs include charges for due diligence, integration planning and other expenses related to the Transaction with BorgWarner.
(3)

Pension charges include additional contributions to defined contribution plans, other payments to impacted employees and other related expenses resulting from the freeze of future accruals for nearly all U.K. defined benefit pension plans.

Segment Adjusted Operating Income

(in millions)
Three Months Ended March 31, 2020	Fuel Injection Systems	Powertrain Products	Electrification & Electronics	Aftermarket	Corporate Costs and Other (1)	Total
Operating income	$(16)	$27	$(2)	$15	$(44)	$(20)
Restructuring	32	8	1	—	2	43
Separation and transformation costs (1)	—	—	2	—	1	3
Transaction related costs (2)	—	—	—	—	12	12
Pension charges (3)	2	—	—	—	—	2

Adjusted operating income	$18	$35	$1	$15	$(29)	$40

Depreciation and amortization	$30	$11	$13	$1	$1	$56

Three Months Ended March 31, 2019	Fuel Injection Systems	Powertrain Products	Electrification & Electronics	Aftermarket	Corporate Costs and Other (1)	Total
Operating income	$13	$57	$13	$14	$(42)	$55
Restructuring	3	—	—	—	—	3
Separation costs (1)	—	1	4	—	13	18
Asset impairments	—	3	—	—	—	3
Pension charges (3)	7	—	—	1	—	8

Adjusted operating income	$23	$61	$17	$15	$(29)	$87

Depreciation and amortization (4)	$28	$14	$10	$1	$—	$53

(1)

Separation and transformation costs include one-time incremental expenses associated with becoming a stand-alone publicly-traded company and costs and income associated with the transformation of our global technical center footprint.

(2)	Transaction related costs include charges for due diligence, integration planning and other expenses related to the Transaction with BorgWarner.
(3)

Pension charges include additional contributions to defined contribution plans, other payments to impacted employees and other related expenses resulting from the freeze of future accruals for nearly all U.K. defined benefit pension plans.

(4)	Includes asset impairments for the three months ended March 31, 2019.

Adjusted Net Income and Adjusted Net Income per Share: Adjusted Net Income and Adjusted Net Income Per Share, which are non-GAAP measures, are presented as supplemental measures of the Company’s financial performance which management believes are useful to investors in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding U.S. GAAP measure, provide improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and which may obscure underlying business results and trends. Management utilizes Adjusted Net Income and Adjusted Net Income Per Share in its financial decision making process, to evaluate performance of the Company and for internal reporting, planning and forecasting purposes. Adjusted Net Income is defined as net income attributable to Delphi Technologies, restructuring and other special items, including the tax impact thereon. Adjusted Net Income Per Share is defined as Adjusted Net Income divided by the weighted average number of diluted shares outstanding for the period. Not all companies use identical calculations of Adjusted Net Income and Adjusted Net Income Per Share, therefore this presentation may not be comparable to other similarly titled measures of other companies.

	Three Months Ended March 31,
	2020	2019
	(in millions, except per share amounts)
Net (loss) income attributable to Delphi Technologies	$(57)	$16
Adjusting items:
Restructuring	43	3
Separation and transformation costs (1)	3	18
Asset impairments	3	3
Pension charges (2)	2	23
Transaction related costs (3)	12	—
Tax adjustments (4)	13	(4)

Adjusted net income attributable to Delphi Technologies	$19	$59

Weighted average number of diluted shares outstanding	86.28	88.55

Diluted net income per share attributable to Delphi Technologies	$(0.66)	$0.18

Adjusted net income per share	$0.22	$0.67

(1)

Separation and transformation costs include one-time incremental expenses associated with becoming a stand-alone publicly-traded company and costs and income associated with the transformation of our global technical center footprint.

(2)

Pension charges include a one-time plan curtailment charge, additional contributions to defined contribution plans, other payments to impacted employees and other related expenses resulting from the freeze of future accruals for nearly all U.K. defined benefit pension plans.

(3)	Transaction related costs include charges for due diligence, integration planning and other expenses related to the Transaction with BorgWarner.
(4)

Represents an adjustment to income tax expense related to the tax impact of a one-time intercompany transaction, changes in tax law recognized at the date of enactment and the income tax impacts of the adjustments made for restructuring and other special items by calculating the anticipated income tax impact of these items using the appropriate tax rate for the jurisdiction where the charges were incurred. In addition, for the three months ended March 31, 2020, in response to expected earnings volatility related to the impacts of COVID-19, included in this line is an adjustment to present an adjusted effective tax rate of 25%, as otherwise the adjusted effective tax rate would not be representative of a normalized effective tax rate.